Exhibit 99.1

FOR IMMEDIATE RELEASE

Genesis HealthCare Contact:

Investor Relations

610-925-2000

GENESIS HEALTHCARE

REPORTS FIRST QUARTER 2015 RESULTS

•                               Solid Quarter With Pro Forma(1) Adjusted:

•                                          EBITDAR of $185.4 Million

•                                          EBITDA of $66.2 Million

•                                          Diluted EPS of $0.07

•                              Significant Progress Made in Deleveraging Activities and Real Estate
Acquisitions

•                              Announces Initiative to Expand Therapy Operations to China

KENNETT SQUARE, PA — (May 7, 2015) — Genesis HealthCare (Genesis, or the Company) (NYSE:GEN), one of the largest post-acute care providers in the United States, today announced operating results for the quarter ended March 31, 2015.

Highlights for the Quarter

•                  Generated strong pro forma(1) EBITDAR and EBITDA growth of 6.5% and 11.6%, respectively;

•                  2015 adjusted EBITDAR and EBITDA guidance reaffirmed with confidence; EPS guidance adjusted for acquisition accounting;

•                  Previously announced expense reductions yield $6.5 million of savings in the quarter; on track to realize $30 to $40 million in 2015;

•                  Skilled Healthcare integration is going well.  Company reaffirms Skilled synergy estimates of:

•                  $25 million (with upside potential) by mid-2016

•                  $13 million in 2015

•                  Approximately $1 million realized in the first quarter

•                  One newly built PowerBack Rehabilitation facility opened and one traditional skilled nursing facility acquired during the quarter; two additional PowerBack-like facilities acquired in May;

•                  120 new therapy contract starts and a 24 rehab outpatient site acquisition expected in July;

•                  Non-core asset sales, facility divestitures and closed Real Estate Investment Trust (REIT) transactions resulted in $27.6 million in cash proceeds received in the quarter and $4.7 million in annual rent reductions.

“I am pleased to report a very strong quarter on a number of fronts,” comments George V. Hager, Jr., Chief Executive Officer of Genesis. “First, the operating performance of our core businesses was dramatically improved from the fourth quarter of 2014, particularly in the area of routine expense management.  Second, the integration of Skilled Healthcare operations is going well and we expect to begin benefiting from the previously announced synergies in the second quarter.  Third, and separate from the synergies, we successfully reduced our operating expenses by $6.5 million resulting from the strategy we began implementing in the fourth quarter of 2014.  And last, we believe we’ve made excellent progress on new business development and deleveraging activities, including non-core asset sales and master lease amendments that will reduce fixed charges and increase facility ownership.”

First Quarter 2015 Results

(Unaudited)

	Three months ended March 31, 2015		Three months ended March 31, 2014		Pro Forma(1) Non-GAAP Growth
(IN THOUSANDS, EXCEPT PER SHARE DATA)	GAAP	Pro Forma(1) Non- GAAP	GAAP	Pro Forma(1) Non- GAAP	Dollars	Percentage
Net Revenue / Adjusted Net Revenue	$1,343,001	$1,402,526	$1,186,544	$1,392,127	$10,399	0.7%
EBITDAR / Adjusted EBITDAR	175,347	185,365	148,255	174,025	11,340	6.5%
EBITDA / Adjusted EBITDA	138,928	66,221	115,456	59,324	6,897	11.6%
Fully Diluted EPS / Adjusted Fully Diluted EPS	(1.50)	0.07	Not provided

(1)To facilitate comparisons, pro forma results for the three months ended March 31, 2015 and 2014 were prepared on a basis assuming the combination of Skilled Healthcare and Genesis HealthCare occurred at the beginning of the respective period presented rather than as of February 2, 2015, which is the actual date of the combination. See reconciliation of pro forma results to GAAP results in the tables in this release.

Assuming Genesis and Skilled Healthcare were fully combined in all periods presented, adjusted revenue of $1.403 billion in the current year quarter would have increased $10.4 million or 0.7% over the prior year quarter.  Revenue growth in the current year quarter was negatively impacted $8.0 million by the divestiture of two facilities and by $9.0 million due to the loss of therapy contracts.  Both elements of divested revenue were considered in the Company’s full year guidance.  As reported GAAP basis revenue of $1.343 billion in the current year quarter increased $156.5 million or 13.2% over the prior year quarter, principally due to the combination with Skilled Healthcare in February of 2015.

Also assuming Genesis and Skilled Healthcare were combined in all periods presented, adjusted EBITDAR of $185.4 million in the current year quarter would have increased $11.3 million or 6.5% over the prior year quarter. Adjusted EBITDAR growth in the current year quarter was driven by strong earnings growth in the Company’s inpatient segment, offset by an anticipated decline in earnings in the Rehabilitation Therapy segment as a result of divested contracts previously mentioned.  In the current year quarter, the Company estimates it realized $6.5 million of its planned cost reductions and approximately $1.0 million of Skilled Healthcare transaction synergies. GAAP basis loss from continuing operations of $118.4 million in the current year quarter increased $77.6 million or 190% over the prior year quarter principally due to $86.1 million of transaction costs incurred in connection with the Skilled Healthcare combination and other transactions.

REIT Transactions

The Company is in varying stages of discussion and agreement with its major REIT partners in connection with a series of facility acquisitions, divestitures, closures and rent-prepayments. The transactions currently contemplated involve 21 facility acquisitions and 12 facility divestitures or closures.  The aggregate invested capital is estimated at $295 million, including $256 million of facility acquisitions, resulting in $35 million in annual rent reductions. The Company intends to finance approximately 60% of the total cost via mortgage financing, with the balance financed with non-core asset sale proceeds and/or capital raising activities.  Upon reaching definitive agreements with our REIT partners, the Company expects the majority of the transactions will close in stages during 2016. To date, consummated REIT transactions include two facility divestitures and rent-prepayments resulting in no material impact to EBITDAR and $4.7 million in annual rent reductions.

“We are pleased with the progress made to date,” noted Mr. Hager.  “It has been a truly collaborative process and we place tremendous value on our REIT partner relationships. I expect the completed and presently contemplated REIT transactions, along with our HUD refinancing strategy, will improve

Genesis’ capital structure and provide us more financial flexibility.  When fully completed, these transactions will increase facility ownership from approximately 15% to 20% and improve our fixed charge coverage ratio by approximately 0.10x.”

Business Development and Acquisitions

In the first quarter of 2015, Genesis opened its second PowerBack Rehabilitation facility in the Denver market.  Located in Lafayette, CO, this newly constructed 99-bed facility provides a rapid recovery alternative for patients requiring post-hospital rehabilitation and medical services related to acute illness, surgery or injury. Also, in the first quarter, we acquired a traditional 140-bed skilled nursing facility in San Antonio, TX.

On May 1, 2015, Genesis closed a transaction to acquire two PowerBack-like buildings in Texas.  One facility in Richardson, TX was lease financed.  The other is in San Antonio, TX, and was purchased by Genesis for $13 million, including $8 million of assumed HUD debt.  Genesis intends to convert these facilities to the PowerBack Rehabilitation brand over the next several months.

During the first quarter of 2015, Genesis Rehab Services (GRS) signed agreements with several large customers, adding a total of 120 new contract sites effective July 1, 2015.  GRS also expects to acquire 24 out-patient clinics with an expected close of July 1, 2015, subject to the satisfaction of customary closing conditions.

Balance Sheet and Non-Core Asset Sales

During the first quarter, Genesis sold its interest in a leading provider of diagnostic, laboratory services and hospice care for $26.4 million.  The Company also sold an owned office building for $1.2 million. Proceeds from these transactions were used to repay revolving credit facility debt. At March 31, 2015, the Company’s cash totaled $95.7 million and total net debt was $898 million.

“Strong cash flow generation was another highlight for the quarter,” noted Tom DiVittorio, CFO of Genesis. “Our commitment to reduce fixed charges and pursue accretive business development opportunities is expected to grow our cash flow over time.”

Initiative in China

Unlike the post-acute care infrastructure in the United States, China has limited post-acute care options for patients requiring rehabilitation after their hospital stay.  As a result, patients tend to stay at the hospital for the duration of their recovery.  In connection with an initiative to participate in this new market, Genesis recently opened a health and wellness Vitality Center in Phoenix City, Zengcheng, China, the first of its kind in China. Genesis plans to open a second facility, Qinhuangdao Spring of Power Center, an in-patient rehabilitation center with the potential for 300 licensed beds in the third quarter of 2015.  Also, on April 9, 2015, Genesis signed a memorandum of understanding with intent to enter into a joint venture agreement with BangEr Orthopedic Hospital Group to open post-acute in-patient and out-patient rehab services in each of its 11 hospitals in China.

“This is an exciting venture for Genesis and our first expansion outside of the United States,” notes Mr. Hager.  “With 14.8% of the Chinese population over the age of 60 and 70 million people in need of rehabilitation services(2), there is significant market potential in China.  As one of the largest and most experienced post-acute providers in the United States, it was a natural fit to take our expertise to this new market.  While still small and at this time not material to the overall results of the Company, we are excited by the potential of this new opportunity.”

2015 Guidance

The Company reaffirms its previously announced 2015 adjusted EBITDAR guidance of $755.0 million to $770.0 million and adjusted EBITDA of $267.6 million to $282.6 million.  The Company is in the process of allocating the fair value of Skilled Healthcare to property, plant and equipment, identifiable intangible assets, net current assets and deferred income taxes based upon preliminary valuation data and estimates. Based upon its preliminary assessment, the Company is increasing its 2015 estimate of non-cash depreciation and amortization expense by $12 million to reflect a higher than expected allocation of value to certain identifiable intangible assets. As a result, the Company is adjusting its previous 2015 adjusted net income from continuing operations on a diluted basis from a range of $0.34 to $0.39 per share to a revised range of $0.29 to $0.34 per share.

The 2015 guidance is based on 154.6 million diluted weighted average common shares outstanding and common stock equivalents on a fully exchanged basis. The Company’s earnings guidance was prepared on a pro forma basis to reflect full year estimates assuming the operations of Skilled Healthcare were combined with those of Genesis HealthCare as of January 1, 2015.

Genesis also reaffirms its 2015 recurring free cash flow guidance of approximately $70.0 million. Projected recurring free cash flow is derived from the mid-point of the Company’s 2015 adjusted EBITDA guidance of $275.0 million further adjusted for projected cash interest of $72.0 million, recurring capital expenditures of $76.0 million and recurring cash income taxes of $56.0 million.  Cash income taxes assume tax depreciation and amortization expense of approximately $62.0 million and a tax rate of 40%.

Conference Call

Genesis HealthCare will hold a conference call at 8:30 a.m. Eastern Time on Friday, May 8, 2015 to discuss financial results for the first quarter.  Investors can access the conference call by calling (855) 849-2198 or live via a listen-only webcast through the Genesis web site at http://www.genesishcc.com/investor-relations/, where a replay of the call will also be posted for one year.

(2) ICAIA Research. Geriatric Rehabilitation Training in China. September 2014.

About Genesis HealthCare

Genesis HealthCare (NYSE: GEN) is a holding company with subsidiaries that, on a combined basis, comprise one of the nation’s largest post-acute care providers with more than 500 skilled nursing centers and assisted/senior living communities in 34 states nationwide. Genesis subsidiaries also supply rehabilitation and respiratory therapy to more than 1,600 healthcare providers in 46 states, the District of Columbia and China.  References made in this release to “Genesis,” “the Company,” “we,” “us” and “our” refer to Genesis HealthCare and each of its wholly-owned companies. Visit our website at www.genesishcc.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue, “plans” or “prospect,” or the negative or other variations thereof or comparable terminology. They include, but are not limited to, statements about Genesis’ expectations and beliefs regarding its future financial performance, its anticipated synergy cost savings from the Skilled Healthcare combination, anticipated operating expense reductions, anticipated acquisitions, divestitures, joint ventures and development opportunities, anticipated deleveraging opportunities. These forward-looking statements are based on current expectations and projections about future events, including the assumptions stated in this release, and there can be no assurance that they will be achieved or occur, in whole or in part, in the timeframes anticipated by the Company or at all.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Genesis may differ materially from that expressed or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to the following:

•      reductions in Medicare reimbursement rates, or changes in the rules governing the Medicare program could have a material adverse effect on our revenue, financial condition and results of operations;

•      continued efforts of federal and state governments to contain growth in Medicaid expenditures could adversely affect our revenue and profitability;

•      recent federal government proposals could limit the states’ use of provider tax programs to generate revenue for their Medicaid expenditures, which could result in a reduction in our reimbursement rates under Medicaid;

•      revenue we receive from Medicare and Medicaid is subject to potential retroactive reduction;

•      our success is dependent upon retaining key executive and personnel;

•      health reform legislation could adversely affect our revenue and financial condition;

•      annual caps that limit the amounts that can be paid for outpatient therapy services rendered to any Medicare beneficiary may negatively affect our results of operations;

•      we are subject to a Medicare cap amount for our hospice business. Our net patient service revenue and profitability could be adversely affected by limitations on Medicare payments;

•      we are subject to extensive and complex laws and government regulations. If we are not operating in compliance with these laws and regulations or if these laws and regulations change, we could be required to make significant expenditures or change our operations in order to bring our facilities and operations into compliance;

•       we face inspections, reviews, audits and investigations under federal and state government programs and contracts. These audits could have adverse findings that may negatively affect our business;

•       significant legal actions, which are commonplace in our professions, could subject us to increased operating costs and substantial uninsured liabilities, which would materially and adversely affect our results of operations, liquidity and financial condition;

•      insurance coverage may become increasingly expensive and difficult to obtain for health care companies, and our self-insurance may expose us to significant losses;

•      we may be unable to reduce costs to offset decreases in our patient census levels or other expenses completely;

•      future acquisitions may use significant resources, may be unsuccessful and could expose us to unforeseen liabilities;

•      we lease a significant number of our facilities and may experience risks relating to lease termination, lease extensions and special charges;

•      our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our financial obligations;

•      following the combination of FC-GEN Operations Investment LLC and Skilled Healthcare Group, Inc., we may not be able to continue to successfully integrate our operations, which could adversely affect us and the market price of our common stock;

•      we have incurred substantial costs and expect to incur additional transaction and integration costs in connection with the combination of FC-GEN Operations Investment LLC and Skilled Healthcare Group, Inc;

•      the holders of a majority of the voting power of Genesis’ common stock have entered into a voting agreement, and the control group’s interests may conflict with yours;

•      some of our directors are significant stockholders or representatives of significant stockholders, which may result in the diversion of corporate opportunities and other potential conflicts; and

•      we are a “controlled company” within the meaning of NYSE rules and, as a result, qualify for and rely on exemptions from certain corporate governance requirements.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2014, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the U.S. Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 when it is filed, discuss the foregoing risks as well as other important risks and uncertainties of which investors should be aware. Any forward-looking statements contained herein are made only as of the date of this release. Genesis disclaims any obligation to update the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements.

Note Regarding Use of Non-GAAP Financial Measures

For a discussion of the reasons why the Company utilizes non-GAAP financial measures and believes that the presentation of such measures provides useful information to investors regarding the Company’s financial condition and results of operations, see the Current Report on Form 8-K furnished to the U.S. Securities and Exchange Commission on May 7, 2015.

###

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three months ended March 31,
	2015	2014

Net revenues	$1,343,001	$1,186,544
Salaries, wages and benefits	819,938	746,490
Other operating expenses	348,285	292,698
Lease expense	36,419	32,799
Depreciation and amortization expense	59,933	47,500
Interest expense	121,313	108,750
Loss on extinguishment of debt	3,234	499
Investment income	(416)	(943)
Transaction costs	86,069	2,249
Other income	(7,611)	—
Equity in net (income) loss of unconsolidated affiliates	(153)	44
Loss before income tax benefit	(124,010)	(43,542)
Income tax benefit	(5,648)	(2,754)
Loss from continuing operations	(118,362)	(40,788)
Income (loss) from discontinued operations, net of taxes	112	(3,194)
Net loss	(118,250)	(43,982)
Less net loss (income) attributable to noncontrolling interests	5,684	(185)
Net loss attributable to Genesis Healthcare, Inc.	$(112,566)	$(44,167)

Loss per common share:

Basic and diluted:

Weighted average shares outstanding for basic and diluted (loss) income from continuing operations per share	75,234	49,865

Basic and diluted net (loss) income per common share:
Loss from continuing operations attributable to Genesis Healthcare, Inc.	$(1.50)	$(0.82)
Loss from discontinued operations	0.00	(0.06)
Net loss attributable to Genesis Healthcare, Inc.	$(1.50)	$(0.88)

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS)

	March 31, 2015	December 31, 2014

Assets:
Current assets:
Cash and equivalents	$95,708	$87,548
Accounts receivable, net of allowances for doubtful accounts	763,006	605,830
Other current assets	142,242	202,808
Total current assets	1,000,956	896,186
Property and equipment, net of accumulated depreciation	3,947,941	3,493,250
Identifiable intangible assets, net of accumulated amortization	233,181	173,112
Goodwill	423,387	169,681
Other long-term assets	425,891	409,179
Total assets	$6,031,356	$5,141,408

Liabilities and Stockholders’ Deficit:
Current liabilities:
Accounts payable and accrued expenses	$374,049	$320,339
Accrued compensation	255,881	192,838
Other current liabilities	161,745	147,405
Total current liabilities	791,675	660,582

Long-term debt	980,911	525,728
Capital lease obligations	1,005,555	1,002,762
Financing obligations	2,928,998	2,911,200
Other long-term liabilities	529,737	498,626
Stockholders’ deficit	(205,520)	(457,490)
Total liabilities and stockholders’ deficit	$6,031,356	$5,141,408

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Three months ended March 31,
	2015	2014

Net cash (used in) provided by operating activities (1)	$(2,482)	$12,818
Net cash provided by (used in) investing activities	6,290	(28,605)
Net cash provided by financing activities	4,352	13,610

Net increase (decrease) in cash and equivalents	8,160	(2,177)
Beginning of period	87,548	61,413

End of period	$95,708	$59,236

(1)         Net cash from operating activities includes a cash use of approximately $29.5 million and $2.0 million from funded transactions costs in the three months ended March 31, 2015 and 2014, respectively.

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, EBITDAR, ADJUSTED EBITDA AND ADJUSTED EBITDAR

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	As reported	Adjustments			As adjusted	Non-GAAP as adjusted	Pro forma adjusted
	Three months ended March 31, 2015	Conversion to cash basis leases (a)	Newly acquired or constructed businesses with start-up losses (b)	Other adjustments (c)	Three months ended March 31, 2015	Skilled Healthcare Group, Inc. One month ended January 31, 2015	Three months ended March 31, 2015

Net revenues	$1,343,001	$—	$(12,383)	$620	$1,331,238	$71,288	$1,402,526

Salaries, wages and benefits	819,938	—	(7,066)	(1,683)	811,189	43,926	855,115
Other operating expenses	348,285	—	(5,470)	—	342,815	19,946	362,761
Lease expense	36,419	83,908	(2,949)	—	117,378	1,766	119,144
Depreciation and amortization expense	59,933	(33,592)	(1,244)	—	25,097	1,998	27,095
Interest expense	121,313	(102,334)	(32)	—	18,947	2,521	21,468
Loss on extinguishment of debt	3,234	—	—	(3,234)	—	—	—
Other income	(7,611)	—	—	7,611	—	11	11
Investment income	(416)	—	—	—	(416)	—	(416)
Transaction costs	86,069	—	—	(86,069)	—	—	—
Equity in net income of unconsolidated affiliates	(153)	—	—	—	(153)	(146)	(299)
(Loss) income before income tax benefit	$(124,010)	$52,018	$4,378	$83,995	$16,381	$1,266	$17,647
Income tax (benefit) expense	(5,648)	12,074	1,016	19,497	26,939	494	27,433
(Loss) income from continuing operations	$(118,362)	$39,944	$3,362	$64,498	$(10,558)	$772	$(9,786)
Loss (income) from discontinued operations, net of taxes	(112)	460	—	—	348	—	348
Net (loss) income attributable to noncontrolling interests	(5,684)	14,555	1,225	23,502	33,598	531	34,129

Net (loss) income attributable to Genesis Healthcare, Inc.	$(112,566)	$24,929	$2,137	$40,996	$(44,504)	$241	$(44,263)

Depreciation and amortization expense	59,933	(33,592)	(1,244)	—	25,097	1,998	27,095
Interest expense	121,313	(102,334)	(32)	—	18,947	2,521	21,468
Loss on extinguishment of debt	3,234	—	—	(3,234)	—	—	—
Other income	(7,611)	—	—	7,611	—	11	11
Transaction costs	86,069	—	—	(86,069)	—	—	—
Income tax (benefit) expense	(5,648)	12,074	1,016	19,497	26,939	494	27,433
Loss (income) from discontinued operations, net of taxes	(112)	460	—	—	348	—	348
Net (loss) income attributable to noncontrolling interests	(5,684)	14,555	1,225	23,502	33,598	531	34,129

EBITDA / Adjusted EBITDA	$138,928	$(83,908)	$3,102	$2,303	$60,425	$5,796	$66,221
Lease expense	36,419	83,908	(2,949)	—	117,378	1,766	119,144

EBITDAR / Adjusted EBITDAR	$175,347	$—	$153	$2,303	$177,803	$7,562	$185,365

(Loss) income per common share:

Diluted:

Weighted average shares outstanding for diluted (loss) income from continuing operations per share (d)	75,234						153,680

Diluted net (loss) income from continuing operations per share (e)	$(1.50)						$0.07

See (a), (b), (c), (d) and (e) footnote references contained herein.

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, EBITDAR, ADJUSTED EBITDA AND ADJUSTED EBITDAR

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	As reported	Adjustments			As adjusted	Non-GAAP as adjusted	Pro forma adjusted
	Three months ended March 31, 2014	Conversion to cash basis leases (a)	Newly acquired or constructed businesses with start-up losses (b)	Other adjustments (c)	Three months ended March 31, 2014	Skilled Healthcare Group, Inc. Three months ended March 31, 2014	Three months ended March 31, 2014

Net revenues	$1,186,544	$—	$(2,884)	$1,167	$1,184,827	$207,300	$1,392,127
		—
Salaries, wages and benefits	746,490	—	(1,742)	(1,800)	742,948	131,427	874,375
Other operating expenses	292,698	—	(1,252)	(119)	291,327	53,845	345,172
Lease expense	32,799	77,563	(435)	—	109,927	4,774	114,701
Depreciation and amortization expense	47,500	(31,868)	(51)	—	15,581	6,085	21,666
Interest expense	108,750	(95,408)	—	—	13,342	7,996	21,338
Loss on extinguishment of debt	499	—	—	(499)	—	—	—
Other income	—	—	—	—	—	(38)	(38)
Investment income	(943)	—	—	—	(943)	—	(943)
Transaction costs	2,249	—	—	(2,249)	—	—	—
Equity in net loss (income) of unconsolidated affiliates	44	—	—	—	44	(546)	(502)
(Loss) income before income tax benefit	$(43,542)	$49,713	$596	$5,834	$12,601	$3,757	$16,358
Income tax (benefit) expense	(2,754)	3,142	38	369	795	1,778	2,573
(Loss) income from continuing operations	$(40,788)	$46,571	$558	$5,465	$11,806	$1,979	$13,785
Loss (income) from discontinued operations, net of taxes	3,194	(1,527)	—	—	1,667	—	1,667
Net loss attributable to noncontrolling interests	185	—	—	—	185	—	185

Net (loss) income attributable to Genesis Healthcare, Inc.	$(44,167)	$48,098	$558	$5,465	$9,954	$1,979	$11,933

Depreciation and amortization expense	47,500	(31,868)	(51)	—	15,581	6,085	21,666
Interest expense	108,750	(95,408)	—	—	13,342	7,996	21,338
Loss on extinguishment of debt	499	—	—	(499)	—	—	—
Other income	—	—	—	—	—	(38)	(38)
Transaction costs	2,249	—	—	(2,249)	—	—	—
Income tax (benefit) expense	(2,754)	3,142	38	369	795	1,778	2,573
Loss (income) from discontinued operations, net of taxes	3,194	(1,527)	—	—	1,667	—	1,667
Net income attributable to noncontrolling interests	185	—	—	—	185	—	185

EBITDA / Adjusted EBITDA	$115,456	$(77,563)	$545	$3,086	$41,524	$17,800	$59,324
Lease expense	32,799	77,563	(435)	—	109,927	4,774	114,701

EBITDAR / Adjusted EBITDAR	$148,255	$—	$110	$3,086	$151,451	$22,574	$174,025

Loss per common share:

Diluted:

Weighted average shares outstanding for diluted (loss) income from continuing operations per share (d)	49,865

Diluted net (loss) income from continuing operations per share (e)	$(0.82)						Not calculated

See (a), (b), (c), (d) and (e) footnote references contained herein.

(a)  Our leases are classified as either operating leases, capital leases or financing obligations pursuant to applicable guidance under U.S. GAAP.  We view the primary provisions and economics of these leases, regardless of their accounting treatment, as being nearly identical.  Virtually all of our leases are structured with triple net terms, have fixed annual rent escalators and have long-term initial maturities with renewal options.  Accordingly, in connection with our evaluation of the financial performance of the Company, we reclassify all of our leases to operating lease treatment and reflect lease expense on a cash basis.  This approach allows us to better understand the relationship in each reporting period of our operating performance, as measured by EBITDAR and Adjusted EBITDAR, to the cash basis obligations to our landlords in that reporting period, regardless of the lease accounting treatment.  This presentation and approach is also consistent with the financial reporting and covenant compliance requirements contained in all of our major lease and loan agreements.  The following table summarizes the reclassification adjustments necessary to present all leases as operating leases on a cash basis.

	Three months ended March 31,
	2015	2014
	(in thousands)
Lease expense:
Cash rent - capital leases	$22,925	$22,325
Cash rent - financing obligations	62,770	58,535
Non-cash - operating lease arrangements	(1,787)	(3,297)
Lease expense adjustments	$83,908	$77,563

Depreciation and amortization expense:
Captial lease accounting	$(8,779)	$(8,999)
Financing obligation accounting	(24,813)	(22,869)
Depreciation and amortization expense adjustments	$(33,592)	$(31,868)

Interest expense:
Captial lease accounting	$(25,486)	$(24,122)
Financing obligation accounting	(76,848)	(71,286)
Interest expense adjustments	$(102,334)	$(95,408)

Total pre-tax lease accounting adjustments	$(52,018)	$(49,713)

(b)  The acquisition and construction of new businesses has become an important element of our growth strategy.  Many of the businesses we acquire have a history of operating losses and continue to generate operating losses in the months that follow our acquisition.  Newly constructed or developed businesses also generate losses while in their start-up phase.  We view these losses as both temporary and an expected component of our long-term investment in the new venture.  We adjust these losses when computing Adjusted EBITDAR and Adjusted EBITDA in order to better evaluate the performance of our core business.  The activities of such businesses are adjusted when computing Adjusted EBITDAR and Adjusted EBITDA until such time as a new business generates positive Adjusted EBITDA.  The operating performance of new businesses are no longer adjusted when computing Adjusted EBITDAR and Adjusted EBITDA beginning the period in which a new business generates positive Adjusted EBITDA and all periods thereafter.  There were seven acquired or newly constructed businesses eliminated from our reported results when computing adjusted results for the three months ended March 31, 2015 and 2014, respectively.  The results for the three months ended March 31, 2015 were also adjusted for losses incurred in our rehabilitation services start-up activities in China.

(c)  Other adjustments represent costs or gains associated with transactions or events that we do not believe are reflective of our core recurring operating business.  The following items were realized in the periods presented.

	Three months ended March 31,
	2015	2014
	(in thousands)
Severance and restructuring (1)	$1,658	$1,481
Regulatory defense and related costs (2)	645	1,455
New business development costs (3)	—	150
Transaction costs (4)	86,069	2,249
Loss on early extinguishment of debt	3,234	499
Other income (5)	(7,611)	—
Tax benefit from total adjustments	(19,497)	(369)
Total other adjustments	$64,498	$5,465

(1)  We incurred costs related to the termination, severance and restructuring of certain components of the Company’s business.

(2)  We incurred legal defense and other related costs in connection with certain matters in dispute or under appeal with regulatory agencies.

(3)  We incurred business development costs in connection with the evaluation and start-up of services outside our existing service offerings.

(4)  We incurred costs associated with transactions including the combination with Skilled Healthcare Group, Inc. and other transactions.

(5)  We realized a net gain on the sale of certain assets.

(d)  Assumes 153.7 million diluted weighted average common shares outstanding and common share equivalents on a fully exchanged basis.

(e)  Pro forma adjusted income from continuing operations per share assumes an effective tax rate of 40%, and is computed as follows: Pro forma adjusted income before income taxes of $17.6 million × (1 - 40% tax rate) ÷ 153.7 million diluted weighted average shares on a fully exchanged basis.

SKILLED HEALTHCARE GROUP, INC.

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, EBITDAR, ADJUSTED EBITDA AND ADJUSTED EBITDAR

(UNAUDITED)

(IN THOUSANDS)

	GAAP as reported		Non-GAAP as adjusted	GAAP as reported		Non-GAAP as adjusted
	One month ended January 31, 2015	Adjustments	One month ended January 31, 2015	Three months ended March 31, 2014	Adjustments	Three months ended March 31, 2014

Net revenues	$71,288	$—	$71,288	$207,300	$—	$207,300
Salaries, wages and benefits	44,842	(916)	43,926	131,427	—	131,427
Other operating expenses	20,291	(345)	19,946	54,966	(1,121)	53,845
Lease expense	1,766	—	1,766	4,774	—	4,774
Depreciation and amortization expense	1,998	—	1,998	6,085	—	6,085
Interest expense	2,521	—	2,521	7,996	—	7,996
Other (income) loss	11	—	11	(38)	—	(38)
Transaction costs	4,638	(4,638)	—	—	—	—
Equity in net income of unconsolidated affiliates	(146)	—	(146)	(546)	—	(546)
Income tax (benefit) expense	(1,807)	2,301	494	1,341	437	1,778

Net (loss) income	(2,826)	3,598	772	1,295	684	1,979

Depreciation and amortization expense	1,998	—	1,998	6,085	—	6,085
Interest expense	2,521	—	2,521	7,996	—	7,996
Other (income) loss	11	—	11	(38)	—	(38)
Transaction costs	4,638	(4,638)	—	—	—	—
Income tax (benefit) expense	(1,807)	2,301	494	1,341	437	1,778

EBITDA / Adjusted EBITDA	4,535	1,261	5,796	16,679	1,121	17,800
Lease expense	1,766	—	1,766	4,774	—	4,774

EBITDAR / Adjusted EBITDAR	$6,301	$1,261	$7,562	$21,453	$1,121	$22,574

The following adjustments represent costs or gains associated with transactions or events that we do not believe are reflective of Skilled Healthcare Group’s recurring operating business.

	One month ended January 31, 2015	Three months ended March 31, 2014
Severance and restructuring	$1,333	$440
Regulatory defense and related costs	41	314
Exist costs of divested facilities	—	367
Transaction costs	4,525	—
Tax benefit of total adjustments	(2,301)	(437)
Total adjustments	$3,598	$684

GENESIS HEALTHCARE, INC.

KEY FINANCIAL PERFORMANCE INDICATORS

(UNAUDITED)

	Three months ended March 31,
	2015	2014
	(In thousands)
Financial Results
EBITDAR	$175,347	$148,255
EBITDA	138,928	115,456
Adjusted EBITDAR	177,803	151,451
Adjusted EBITDA	60,425	41,524
Pro forma adjusted EBITDAR	185,365	174,025
Pro forma adjusted EBITDA	66,221	59,324

INPATIENT SEGMENT:

	Three months ended March 31,
	2015	2014
Occupancy Statistics - Inpatient
Available licensed beds in service at end of period	56,672	46,499
Available operating beds in service at end of period	54,890	45,077
Available patient days based on licensed beds	4,776,173	4,189,124
Available patient days based on operating beds	4,628,881	4,060,428
Actual patient days	4,088,847	3,632,068
Occupancy percentage - licensed beds	85.6%	86.7%
Occupancy percentage - operating beds	88.3%	89.5%
Skilled mix	22.9%	22.2%
Average daily census	45,432	40,356

Revenue per patient day (skilled nursing facilities)
Medicare Part A	$500	$491
Medicare total (including Part B)	533	530
Insurance	438	446
Private and other	314	321
Medicaid	215	213
Medicaid (net of provider taxes)	194	192
Weighted average (net of provider taxes)	$273	$271

Patient days by payor (skilled nursing facilities)
Medicare	579,898	530,298
Insurance	287,759	224,287
Total skilled mix days	867,657	754,585
Private and other	286,586	241,623
Medicaid	2,646,502	2,399,760
Total Days	3,800,745	3,395,968

GENESIS HEALTHCARE, INC.

KEY FINANCIAL PERFORMANCE INDICATORS

(UNAUDITED)

	Three months ended March 31,
	2015	2014

Patient days as a percentage of total patient days (skilled nursing facilities)
Medicare	15.3%	15.6%
Insurance	7.6%	6.6%
Skilled mix	22.9%	22.2%
Private and other	7.5%	7.1%
Medicaid	69.6%	70.7%
Total	100.0%	100.0%

Facilities at end of period
Skilled nursing facilities
Leased	382	357
Owned	32	2
Joint Venture	5	5
Managed *	36	14
Total skilled nursing facilities	455	378
Total licensed beds	55,365	46,106

Assisted living facilities:
Leased	29	27
Owned	22	1
Joint Venture	1	1
Managed	4	4
Total assisted living facilities	56	33
Total licensed beds	3,952	2,731
Total facilities	511	411

Total Jointly Owned and Managed— (Unconsolidated)	18	17

REHABILITATION THERAPY SEGMENT:

	Three months ended March 31,
	2015	2014
Revenue mix %:
Company-operated	39%	37%
Non-affiliated	61%	63%
Sites of service (at end of period)	1,569	1,385
Revenue per site	$168,751	$174,095
Therapist efficiency %	69%	70%

* Includes 20 facilities located in Texas for which the real estate is owned by Genesis.

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, EBITDAR, ADJUSTED EBITDA AND ADJUSTED EBITDAR

2015 GUIDANCE - LOW END OF RANGE

(IN THOUSANDS,  EXCEPT PER SHARE DATA)

		Adjustments			As adjusted
	Twelve months ended December 31, 2015	Conversion to cash basis leases (a)	Newly acquired or constructed businesses with start-up losses (b)	Other adjustments (c)	Twelve months ended December 31, 2015

Net revenues	$5,744,197	$—	$(25,759)	$—	$5,718,438

Salaries, wages and benefits	3,566,752	—	(16,175)	—	3,550,577
Other operating expenses	1,427,595	—	(11,734)	—	1,415,861
Lease expense	157,874	334,941	(5,383)	—	487,432
Depreciation and amortization expense	233,834	(126,525)	—	—	107,309
Interest expense	507,203	(421,251)	—	—	85,952
Investment income	(2,000)	—	—	—	(2,000)
Transaction costs	88,989	—	—	(88,989)	—
Equity in net income of unconsolidated affiliates	(1,050)	—	—	—	(1,050)
(Loss) income before income tax expense	$(235,000)	$212,835	$7,533	$88,989	$74,357
Income tax expense (benefit)	(94,000)	85,134	3,013	35,596	29,743
Income (loss) from continuing operations	$(141,000)	$127,701	$4,520	$53,393	$44,614

Earnings (loss) per share, diluted:	$(0.91)				$0.29
Weighted-average common shares outstanding, diluted,
on a fully exchanged basis	154,603				154,603

Adjustments to Compute EBITDA/Adjusted EBITDA and EBITDAR / Adjusted EBITDAR
Depreciation and amortization expense	233,834	(126,525)	—	—	107,309
Interest expense	507,203	(421,251)	—	—	85,952
Transaction costs	88,989	—	—	(88,989)	—
Income tax expense (benefit)	(94,000)	85,134	3,013	35,596	29,743

EBITDA / Adjusted EBITDA	$595,026	$(334,941)	$7,533	$—	$267,618
Lease expense	157,874	334,941	(5,383)	—	487,432
EBITDAR / Adjusted EBITDAR	$752,900	$—	$2,150	$—	$755,050

See (a), (b), and (c) footnote references contained herein.  The Company’s guidance was prepared assuming (1) the Skilled Healthcare Combination occurred effective January 1, 2015, (2) the Company’s effective tax rate is 40% and (3) diluted weighted average shares outstanding include the shares of currently held noncontrolling interests on a fully exchanged basis.

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, EBITDAR, ADJUSTED EBITDA AND ADJUSTED EBITDAR

2015 GUIDANCE - HIGH END OF RANGE

(IN THOUSANDS,  EXCEPT PER SHARE DATA)

		Adjustments			As adjusted
	Twelve months ended December 31, 2015	Conversion to cash basis leases (a)	Newly acquired or constructed businesses with start-up losses (b)	Other adjustments (c)	Twelve months ended December 31, 2015

Net revenues	$5,824,197	$—	$(25,759)	$—	$5,798,438

Salaries, wages and benefits	3,614,512	—	(16,175)	—	3,598,337
Other operating expenses	1,446,798	—	(11,734)	—	1,435,064
Lease expense	157,874	334,941	(5,383)	—	487,432
Depreciation and amortization expense	234,554	(126,525)	—	—	108,029
Interest expense	508,003	(421,251)	—	—	86,752
Investment income	(3,000)	—	—	—	(3,000)
Transaction costs	88,989	—	—	(88,989)	—
Equity in net income of unconsolidated affiliates	(2,000)	—	—	—	(2,000)
(Loss) income before income tax expense	$(221,533)	$212,835	$7,533	$88,989	$87,824
Income tax (benefit) expense	(88,613)	85,134	3,013	35,596	35,130
Income (loss) from continuing operations	$(132,920)	$127,701	$4,520	$53,393	$52,694

Earnings (loss) per share, diluted:	$(0.86)				$0.34
Weighted-average common shares outstanding, diluted,
on a fully exchanged basis	154,603				154,603

Adjustments to Compute EBITDA/Adjusted EBITDA and EBITDAR / Adjusted EBITDAR
Depreciation and amortization expense	234,554	(126,525)	—	—	108,029
Interest expense	508,003	(421,251)	—	—	86,752
Transaction costs	88,989	—	—	(88,989)	—
Income tax (benefit) expense	(88,613)	85,134	3,013	35,596	35,130

EBITDA / Adjusted EBITDA	$610,013	$(334,941)	$7,533	$—	$282,605
Lease expense	157,874	334,941	(5,383)	—	487,432
EBITDAR / Adjusted EBITDAR	$767,887	$—	$2,150	$—	$770,037

See (a), (b), and (c) footnote references contained herein.  The Company’s guidance was prepared assuming (1) the Skilled Healthcare Combination occurred effective January 1, 2015, (2) the Company’s effective tax rate is 40% and (3) diluted weighted average shares outstanding include the shares of currently held noncontrolling interests on a fully exchanged basis.